UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2017

The Meet Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

Share Purchase Agreement

On September 18, 2017, The Meet Group, Inc., a Delaware corporation (the “Company”), TMG Holding Germany GmbH, a limited liability company organized under the laws of Germany and a wholly-owned subsidiary of the Company (“Purchaser”), Bawogo Ventures GmbH & Co. KG, a limited partnership organized under the laws of Germany (“Seller”), and the seller guarantors, entered into a Share Purchase Agreement (the “Purchase Agreement”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Purchase Agreement.

At the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), pursuant to the Purchase Agreement, and upon the terms and subject to the conditions thereof, Purchaser will purchase from Seller all of the outstanding shares of Lovoo GmbH (“Lovoo”), a limited liability company incorporated under the laws of Germany (the “Acquisition”).

Purchase Price

The Purchase Price to be paid by Purchaser on the Closing Date, subject to certain adjustments in the Purchase Agreement, is US $65 million in cash.

Purchaser will also pay additional contingent consideration, in the form of an earn-out amount of up to US $5 million, payment of which is subject to certain conditions set forth in the Purchase Agreement including the successful achievement of an adjusted EBITDA target by Lovoo following the Closing, which is expected to occur in October 2017.

Representations and Warranties, Covenants

Each of the Purchaser and Seller has made customary representations and warranties in the Purchase Agreement, and the Purchaser has agreed to customary covenants regarding the operation of the business of Lovoo and its subsidiary prior to the Closing Date.

Conditions to Closing

The Closing is subject to certain conditions, including, without limitation, the accuracy of the certain fundamental representations and warranties of Seller and the absence of any Material Adverse Change with respect to Lovoo, and the termination or assignment of all contracts, which exist or are concluded between the Seller or other current or former members of the Seller Group, on the one hand, and the Lovoo Companies, on the other hand (the “Closing Conditions”).

Termination

The Purchase Agreement may be terminated prior to the Closing upon the occurrence or non-occurrence of certain events, including the following:

•	by Purchaser or Seller if, subject to certain exceptions set forth in the Purchase Agreement, the Closing Conditions have not been met or waived on or before on December 1, 2017;

•	by Purchaser if there is a Closing Obstacle on the Scheduled Closing Date; and

•
by Seller if (i) Purchaser refuses to close on the Scheduled Closing Date, (ii) Seller has satisfactorily shown that no Closing Obstacle exists on the Scheduled Closing Date and (iii) the Closing has not taken place within ten days from the Scheduled Closing Date.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference. The representations, warranties and covenants of the parties contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Purchase Agreement, (ii) have been qualified by confidential disclosures made by Lovoo to Purchaser in connection with the Purchase Agreement, (iii) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (v) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this report only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, you should read the representations and warranties in the Purchase Agreement not in isolation but only in conjunction with the other information about the Company, Purchaser, Seller and Lovoo that is or will be included in reports, statements and other filings that the Company will file with the Securities and Exchange Commission (the “SEC”) in connection with its entry into the Purchase Agreement.

Credit Agreement

On September 18, 2017, in connection with the Acquisition, the Company entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) with the several banks and other financial institutions party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), amending and restating that certain Credit Agreement, dated as of March 3, 2017. The Amended and Restated Credit Agreement provides for a $20 million revolving credit facility (the “Revolving Credit Facility”) and a $60 million delayed draw term loan facility (the “Delayed Draw Term Loan Facility,” and together with the “Revolving Credit Facility”, the “Credit Facilities”).

The Company intends to use the proceeds under the Credit Facilities to finance the Acquisition and to pay expenses incurred in connection therewith, and to finance the Company’s working capital needs and other general corporate purposes.

The commitments of the Lenders in respect of the Credit Facilities and the extension of credit thereunder are conditioned upon satisfaction of certain conditions precedent, including among other things, in connection with the Delayed Draw Term Loan Facility, the consummation of the Acquisition.

Amounts under the Revolving Credit Facility may be borrowed, repaid and re-borrowed from time to time until the maturity date of the Amended and Restated Credit Agreement. The Delayed Draw Term Loan Facility is subject to quarterly amortization of principal in an amount equal to $3,750,000 per quarter commencing December 31, 2017 and continuing through maturity. The Credit Facilities are subject to mandatory prepayment of 100% of the net proceeds received from the issuance of indebtedness, subject to certain exceptions for indebtedness permitted by the Amended and Restated Credit Agreement, from asset sales, casualty insurance, and condemnation awards or similar recoveries, subject to certain exceptions for reinvestment of such proceeds contained in the Amended and Restated Credit Agreement, and 50% of the Company’s Excess Cash Flow (as defined in the Amended and Restated Credit Agreement) for the immediately preceding fiscal year, unless the Company’s Total Leverage Ratio (as defined in the Amended and Restated Credit Agreement) is less than 0.50 to 1.00. Voluntary prepayments of the Credit Facilities under the Amended and Restated Credit Agreement are permitted at any time without payment of any prepayment fee upon proper notice.

At the Company’s election, loans made under the Credit Facilities will bear interest at either

(i)     a base rate (“Alternate Base Rate”) plus an applicable margin, or

    (ii)     a London interbank offered rate (“Adjusted LIBO Rate”) plus an applicable margin.

The Alternate Base Rate means the highest of

(a) the Agent’s “prime rate,”

(b) the federal funds effective rate plus 0.50%, and

(c) the Adjusted LIBO Rate for an interest period of one month plus 1%.

Any Eurodollar loans made under the Revolving Credit Facility will bear interest at the Adjusted LIBO Rate plus an applicable margin of between 2.25 and 3.25%, based on the Company’s Total Leverage Ratio (as defined in the Amended and Restated Credit Agreement), and the Alternate Base Rate loans made under the Revolving Credit Facility will bear interest at the Alternate Base Rate plus an applicable margin of between 1.25 and 2.25%, based on the Company’s Total Leverage Ratio (as defined in the Amended and Restated Credit Agreement). Any Eurodollar loans made under the Delayed Draw Term Loan Facility will bear interest at the Adjusted LIBO Rate plus an applicable margin of between 2.25 and 3.25%, based on the Company’s Total Leverage Ratio (as defined in the Amended and Restated Credit Agreement), and the Adjusted Base Rate loans made under the Delayed Draw Term Loan Facility will bear interest at the Adjusted Base Rate plus an applicable margin of between 1.25 and 2.25%, based on the Company’s Total Leverage Ratio (as defined in the Amended and Restated Credit Agreement).

The Company’s present and future domestic subsidiaries (the “Guarantors”) will guarantee the obligations of the Company and its subsidiaries under the Credit Facilities. The obligations of the Company and its subsidiaries under the Credit Facilities are secured by all of the assets of the Company and the Guarantors, subject to certain exceptions and exclusions as set forth in the Amended and Restated Credit Agreement and other loan documents.

The Amended and Restated Credit Agreement contains certain affirmative and negative covenants that are binding on the Company and its subsidiaries, including, but not limited to, restrictions (subject to specified exceptions and qualifications) on the ability of the Company and its subsidiaries to incur indebtedness, to create liens, to merge or consolidate, to make dispositions, to make restricted payments such as dividends, distributions or equity repurchases, to make investments, to prepay other indebtedness, to enter into certain transactions with affiliates, or to enter into any burdensome agreements or to make changes in the nature of the business.

In addition, the Amended and Restated Credit Agreement requires the Company to abide by certain financial covenants calculated for the Company and its subsidiaries on a consolidated basis. Specifically, the Amended and Restated Credit Agreement requires that the Company and its subsidiaries not:

•
Permit the Fixed Charge Coverage Ratio (as defined in the Amended and Restated Credit Agreement), for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter during the term hereof, to be less than 1.50:1.00.

The Amended and Restated Credit Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods). The Amended and Restated Credit Agreement also contains certain representations, warranties and conditions, in each case as set forth in the Amended and Restated Credit Agreement.

The foregoing descriptions of the Amended and Restated Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03    Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

(a)

The information set forth under “Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure.

Investor Communications

In connection with entry into the Purchase Agreement, several investor communications were prepared by the Company.

The Company issued a press release, dated September 20, 2017, announcing, among other things, the entry into the Purchase Agreement, the text of which is filed herewith and incorporated by reference into this Item 7.01.

The text of the Company’s investor presentation materials filed herewith is incorporated by reference into this Item 7.01.

The information furnished pursuant to this Item 7.01 shall not be considered “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein. This information shall not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the expected completion of the Acquisition and the time frame in which this will occur. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about the proposed Acquisition. Important factors that could cause actual results to differ from those in the forward-looking statements that the conditions to the Closing of the Purchase Agreement may not be satisfied, the potential impact on the business of the Company or Lovoo due to the announcement of the Acquisition, the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement and general economic conditions. Further information on the Company’s risk factors is contained in the Company’s filings with the SEC, including the Form 10-K for the year ended December 31, 2016 and the Form 10-Q for the quarter ended March 31, 2017. Any forward-looking statement made by the Company herein speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Item 8.01    Other Events.

The following risk factors are provided to update the risk factors of the Company previously disclosed in periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017:

Risks Relating to the Proposed Acquisition

The pending Acquisition is subject to a number of conditions to our and Seller’s obligations, which, if not fulfilled, may result in termination of the Purchase Agreement.

The Purchase Agreement contains a number of customary conditions to complete the Acquisition, including that certain representations and warranties be accurate, that certain covenants be fulfilled and that there are no legal prohibitions against completion of the Acquisition. Some of the conditions to complete the Acquisition are not within either our or Seller’s control and neither company can predict when or if these conditions will be satisfied.

If the Acquisition is not consummated by December 1, 2017 either we or Seller may terminate the Purchase Agreement.

Either Seller or Purchaser may terminate the Purchase Agreement if the conditions to Closing have not been met or waived on or before on December 1, 2017. However, the right to terminate the Purchase Agreement will not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in the Purchase Agreement has been the cause of, or resulted in, the failure to close the Purchase Agreement prior to December 1, 2017.

Failure to complete the Acquisition could negatively affect our share price and our future business and financial results.

We cannot provide assurance that the conditions to Closing the Acquisition will be satisfied in a timely manner or at all. If the Acquisition is not completed, our share price could fall to the extent that our current price reflects an assumption that we will complete the pending Acquisition. Furthermore, if the Acquisition is not completed, our ongoing business may be adversely affected, and we will be subject to several risks, including the following:

•	having to pay certain costs relating to the proposed Acquisition, such as legal, accounting, financial advisor and filing fees;

•	our management focused on the Acquisition instead of on pursuing other opportunities that could be beneficial to us without realizing any of the benefits of the Acquisition having been completed;

•	our failure to retain key employees during the pendency of the Acquisition;

•	the failure to consummate the Acquisition may result in negative publicity and a negative impression of us in the investment community; and

•
any disruptions to our business resulting from the announcement of the Acquisition, including any adverse changes in our relationships with our advertisers, partners and employees, may continue or intensify in the event the Acquisition is not consummated.

If the Acquisition is not completed, there can be no assurance these risks will not materialize and will not materially affect our business, financial results and share price.

The pendency of the Acquisition could adversely affect the business and operations of The Meet Group.

In connection with the pending Acquisition, some of our advertisers may delay or defer decisions, which could negatively affect our revenues, earnings, cash flows and expenses, regardless of whether the Acquisition is completed. Similarly, our current and prospective employees may experience uncertainty about their future roles with the combined company following the Acquisition, which may materially adversely affect our ability to attract or retain key personnel during the pendency of the Acquisition.

Risks Relating to the Combined Company

If the proposed Acquisition closes, we may be unable to integrate Lovoo’s business with ours successfully and realize the anticipated benefits of the Acquisition.

The anticipated benefits we expect from the pending Acquisition are, necessarily, based on projections and assumptions about the combined businesses of the Company and Lovoo, which may not materialize as expected or which may prove to be inaccurate. The value of our common stock following the completion of the pending Acquisition could be adversely affected if we are unable to realize the anticipated benefits from the Acquisition on a timely basis or at all. Achieving the benefits of the pending Acquisition will depend, in part, on our ability to integrate the business and operations of Lovoo successfully and efficiently with our business. The challenges involved in this integration, which will be complex and time-consuming, include the following:

•	the inability to successfully integrate Lovoo’s business with ours in a manner that permits us to achieve the synergies and other benefits anticipated to result from the Acquisition;

•
the challenge of integrating complex systems, operating procedures, technology, and other assets of the two companies in a manner that minimizes any adverse impact on advertisers, service providers, employees, and other constituencies;

•	diversion of the attention of our management and other key employees;

•	the challenge of integrating the workforces of the two companies while maintaining focus on providing consistent, high quality service and running an efficient operation;

•	disruption of, or the loss of momentum in, our ongoing business;

•
liabilities that are significantly larger than we currently anticipate and unforeseen increased expenses or delays associated with the Acquisition, including transition costs to integrate the two businesses that may exceed the costs that we currently anticipate;

•	maintaining productive and effective employee relationships;

•	limitations prior to the completion of the Acquisition on the ability of our management and the management of Lovoo to conduct planning regarding the integration of the two companies;

•	the increased scale of our operations resulting from the Acquisition;

•	retaining key employees of our company and Lovoo; and

•	obligations that we may have to counterparties of Lovoo that could arise as a result of the change in control of Lovoo.

If we do not successfully manage these issues and the other challenges inherent in integrating Lovoo, then we may not achieve the anticipated benefits of the Acquisition and our revenue, expenses, operating results and financial condition could be materially adversely affected.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Share Purchase Agreement, dated as of September 18, 2017, by and among The Meet Group, Inc., TMG Holding Germany GmbH, Bawogo Ventures GmbH & Co. KG and the Shareholder guarantors set forth therein*
10.1	Credit Agreement, dated as of September 18, 2017, with the several banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent
99.1	Press Release issued on September 20, 2017
99.2	Investor Presentation dated September 20, 2017

*
Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K, which include the Company Disclosure Schedule (as defined in the Purchase Agreement). The signatory hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEET GROUP, INC.

Date:	September 20, 2017	By: /s/ Geoffrey Cook
Name: Geoffrey Cook Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Purchase Agreement, dated as of September 18, 2017, by and among The Meet Group, Inc., TMG Holding Germany GmbH, Bawogo Ventures GmbH & Co. KG and the Shareholder guarantors set forth therein*
10.1	Credit Agreement, dated as of September 18, 2017, with the several banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent
99.1	Press Release issued on September 20, 2017
99.2	Investor Presentation dated September 20, 2017

*
Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K, which include the Company Disclosure Schedule (as defined in the Purchase Agreement). The signatory hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the SEC.